UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

Kid Brands, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective on June 15, 2010, D.E. Shaw Laminar Portfolios, L.L.C. (“Laminar”) sold 4,399,733 shares of the Common Stock, stated value $0.10 per share, of Kid Brands, Inc. (the “Company”), pursuant to the provisions of an Underwriting Agreement, dated as of June 10, 2010, among Laminar, the Company, and Roth Capital Management LLC. As a result, pursuant to the terms of the Investors’ Rights Agreement dated as of August 10, 2006, among the Company, Laminar and the other signatories thereto, as of June 15, 2010, Laminar was no longer entitled to designate any nominees to the Company’s Board of Directors (the “Board”). Previously, Laminar had been entitled to designate two such nominees, and such nominees were Mr. Hugh Rovit and Mr. John Schaefer. As described below: (i) Mr. Schaefer has withdrawn as a nominee for director at the Company’s 2010 Annual Meeting of Shareholders (the “2010 Meeting”), and will not stand for re-election at such meeting, and (ii) the Company is retaining Mr. Rovit as a nominee for director at the 2010 Meeting.

On June 22, 2010, Mr. John Schaefer informed the Company of his decision to withdraw as a nominee for director at the 2010 Meeting, and in connection therewith, he will not stand for re-election to the Company’s Board at such meeting, currently scheduled for July 15, 2010. Mr. Schaefer intends to serve the remainder of his term as a director through the date of the 2010 Meeting.

The Board is not nominating a replacement director, and in accordance with the provisions of the Company’s Second Amended and Restated Bylaws, the Board adopted a resolution on June 22, 2010 to set the number of directors of the Company’s Board at seven (previously, the number of directors was set by Board resolution at eight). Other than Mr. Schaefer, the nominees named in the Company’s definitive Proxy Statement for the 2010 Meeting (the “2010 Proxy Statement”), including Mr. Rovit, will stand for election at the 2010 Meeting. Notwithstanding Mr. Schaefer’s withdrawal, the form of proxy card included in the Company’s definitive proxy materials remains valid, however, any votes that are or have been submitted with instruction to vote for all of the Board’s nominees will be voted only for the remaining seven nominees, as named in the 2010 Proxy Statement, and any votes that are or have been submitted with instruction to vote for Mr. Schaefer will be disregarded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2010

KID BRANDS, INC.

By:   /s/ Marc S. Goldfarb
Name:  Marc S. Goldfarb
Title:  Senior Vice President and
General Counsel